UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2022

GTY TECHNOLOGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-37931	83-2860149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 16th Floor

Boston, MA 02199

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 465-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GTYH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 7, 2022, GTY Technology Holdings Inc., a Massachusetts corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 28, 2022, by and among the Company, GI Georgia Midco, Inc., a Delaware corporation (“Parent”), and GI Georgia Merger Sub Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are owned by funds affiliated with GI Partners (collectively, “GI Partners”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, the Company terminated the Loan and Security Agreement, dated November 13, 2020, by and among the Company, each of the subsidiary guarantors from time to time party thereto, the financial institutions from time to time party thereto (collectively, the “Lenders”), and Acquiom Agency Services LLC, as agent for the Lenders, as amended on February 4, 2022 and April 1, 2022 by the Company and the applicable guarantor and lender parties (as amended, the “Loan and Security Agreement”), at the effective time of the Merger (the “Effective Time”), and a payment of the amount previously outstanding under the Loan and Security Agreement was made in full in cash.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 7, 2022, the Merger was consummated and, in accordance with the Merger Agreement, each share of Company common stock (the “Common Stock” and each a “Share”) issued and outstanding as of such date (other than Shares owned by the Company as treasury stock immediately prior to the Effective Time, all of which were cancelled) was automatically converted into the right to receive $6.30 in cash, without interest and subject to deduction for any required tax withholding (the “Merger Consideration”), and each former holder of such Shares ceased to have any rights with respect thereto, except the right to receive the Merger Consideration.

Each unexercised Company stock option that was outstanding immediately prior to the Effective Time with an exercise price per Share less than the Merger Consideration was automatically cancelled and converted into the right to receive the Merger Consideration less the exercise price for each underlying Share. Each outstanding and unexercised stock option with an exercise price per Share equal to or greater than the Merger Consideration was cancelled, without payment of any consideration payable therefor, and has no further force or effect.

Each performance-based restricted stock unit of the Company that was outstanding immediately prior to the Effective Time and unvested became fully vested and was automatically cancelled and converted into the right to receive the Merger Consideration for each underlying Share. Each time-based restricted stock unit of the Company (“RSU”) that was outstanding immediately prior to the Effective Time and would vest within 12 months following the Effective Time became fully vested and was automatically cancelled and converted into the right to receive the Merger Consideration for each underlying Share. Fifty percent (50%) of the remaining time-based RSUs that were outstanding immediately prior to the Effective Time (i.e., those that would not vest within 12 months following the Effective Time) became fully vested and was automatically cancelled and converted into the right to receive the Merger Consideration for each underlying Share, and the other 50% of the remaining time-based RSUs that were outstanding immediately prior to the Effective Time were automatically cancelled and converted into the right to receive cash-based awards that pay out in accordance with the vesting schedules that applied to the time-based RSUs that they replaced.

Each Class A exchangeable share of each of 1176363 B.C. Ltd., a company incorporated under the Business Corporations Act (British Columbia) and an indirect wholly owned subsidiary of the Company, and 1176368 B.C. Ltd., a company incorporated under the Business Corporations Act (British Columbia) and an indirect wholly owned subsidiary of the Company, was effectively redeemed and exchanged for the right to receive the Merger Consideration.

Each warrant to purchase Shares that was unexercised and outstanding immediately prior to the Effective Time automatically ceased to represent a warrant to purchase Shares and converted into the right by the holder of such warrant upon any subsequent exercise to receive the Merger Consideration, provided that the holder of such warrant that properly exercises it by August 6, 2022 will be entitled to receive an estimated Black–Scholes-based value of $0.77 per Share covered by a private placement warrant or $0.71 per Share covered by a public warrant, in each case in accordance with the terms of the warrants. The estimated Black–Scholes-based value is slightly different for the private placement warrants compared to the public warrants due to the existence of a redemption feature in the public warrants that permits the Company to redeem the warrants if the Company’s share price trades above $18.00 per share for a specified period. There is no redemption feature in the private placement warrants.

The aggregate consideration paid by Parent in the Merger was approximately $425.5 million, excluding related transaction fees and expenses. Parent funded the payment of the aggregate consideration through a combination of cash made available to Parent by cash equity contributions from funds affiliated with GI Partners and debt financing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2022 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the Nasdaq Stock Market (“Nasdaq”) on July 7, 2022 of the consummation of the Merger. Trading in the Common Stock was suspended prior to the open of trading on July 7, 2022. The Company also requested that Nasdaq file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the deregistration of the Common Stock and public warrants under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of William D. Green, Harry L. You, Randolph L. Cowen, TJ Parass, Joseph M. Tucci, and Charles E. Wert resigned as directors of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the Effective Time. At the Effective Time and by operation of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, Travis Pearson, Sendil Rajendran, Agnes Krygier and Sandesh Shettar, became the directors of the Company (as the surviving corporation). Additionally, effective as of immediately after the Effective Time, TJ Parass was appointed as a director of the Company.

The officers of the Company immediately prior to the Effective Time continue to serve as officers of the Company (as the surviving corporation).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety, and such amended and restated bylaws became the bylaws of the Company (as the surviving corporation). The amended and restated bylaws of the Company are identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of Merger Sub therein were changed to refer to the name of the Company. A copy of the amended and restated bylaws of the Company (as the surviving corporation) is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

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Item 8.01	Other Events.

On July 7, 2022, the Company and GI Partners issued a joint press release announcing the consummation of the Merger. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated April 28, 2022, by and among GTY Technology Holdings Inc., GI Georgia Midco, Inc. and GI Georgia Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2022)
3.1	Amended and Restated Bylaws of GTY Technology Holdings Inc.
99.1	Joint press release issued by GTY Technology Holdings Inc. and GI Partners dated July 7, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL Document)
†	Certain schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTY TECHNOLOGY HOLDINGS INC.

	By:	/s/ Jon C. Bourne
Name: Jon C. Bourne
Title: Executive Vice President, General Counsel and Secretary

Dated: July 7, 2022